Udemy Reports Second Quarter 2024 Results
Delivered Q2 revenue at the high-end of guidance and exceeded Adjusted EBITDA expectations
Udemy Business revenue increased 19% year-over-year, including the negative impact of 2 percentage points from changes in FX rates
Surpassed milestone of one billion course enrollments since inception
Announced strategic shift to focus on the highest-growth large enterprise customers which we expect to accelerate operational efficiency initiatives and drive significant margin expansion
Targeting $130 to $150 million of Adjusted EBITDA for full year 2026
San Francisco, CA / July 31, 2024 - Udemy (Nasdaq: UDMY), a leading online skills marketplace and learning platform, today reported results for the three-month period ended June 30, 2024. Udemy has provided a supplemental deck with earnings highlights and details on the initiatives announced today, which is available for download on the “Quarterly Results” section of the Investor Relations website.
Second Quarter 2024 Financial Results and Key Operating Data Summary
(in millions, except customers, percentages and basis points)

	Three Months Ended June 30,		% Change		Six Months Ended June 30,		% Change
	2024	2023	YoY		2024	2023	YoY
Revenue	$194.4	$178.2	9%		$391.2	$354.7	10%
Gross Profit	$121.1	$102.3	18%		$241.7	$202.0	20%
Gross Margin	62%	57%	500	bps	62%	57%	500	bps
Non-GAAP Gross Profit	$123.7	$104.8	18%		$246.6	$206.8	19%
Non-GAAP Gross Margin	64%	59%	500	bps	63%	58%	500	bps
Net Loss	$(31.8)	$(25.7)	24%		$(50.2)	$(70.3)	(29)%
Non-GAAP Net Loss	$(6.5)	$(1.4)	NM		$(1.2)	$(9.6)	NM
Adjusted EBITDA	$5.5	$1.9	NM		$11.9	$(4.4)	NM
Adjusted EBITDA Margin	3%	1%	200	bps	3%	(1)%	400	bps

Enterprise Segment
Total Customers	16,595	14,946	11%
Annual Recurring Revenue	$492.6	$420.4	17%
UB Net Dollar Retention Rate	101%	108%	(700)	bps
UB Large Customer Net Dollar Retention Rate	108%	115%	(700)	bps
Segment Revenue	$120.6	$101.6	19%		$238.2	$196.9	21%
Segment Gross Profit	$87.2	$67.7	29%		$171.9	$130.0	32%
Segment Gross Margin	72%	67%	600	bps	72%	66%	600	bps

Consumer Segment
Monthly Average Buyers	1.29	1.34	(4)%		1.36	1.37	—%
Segment Revenue	$73.8	$76.6	(4)%		$153.0	$157.8	(3)%
Segment Gross Profit	$41.5	$41.5	—%		$84.7	$85.2	(1)%
Segment Gross Margin	56%	54%	200	bps	55%	54%	100	bps
NM = Not Meaningful
“Revenue for the second quarter of 2024 came in at the high end of our guidance range and we outperformed our outlook for Adjusted EBITDA,” said Greg Brown, Udemy’s President and CEO. “In order to most effectively capture the future market opportunity, we are taking deliberate action to shift our strategic focus and resources upmarket where we see the most significant growth potential and will deliver accelerated profitability as a result. We believe the strategic initiatives announced today will enable us to deliver significant Adjusted EBITDA over time and are confident in providing a target of $130 to $150 million for full year 2026. Going forward, we remain committed to a disciplined growth strategy with heightened profitability, while maintaining the flexibility to invest in opportunities that deliver meaningful long-term value to all stakeholders.”

Second Quarter 2024 Financial Highlights
•Total revenue increased 9% year-over-year to $194.4 million. Revenue growth includes a negative impact of 2 percentage points from changes in foreign exchange (FX) rates year-over-year.
•Enterprise segment, or Udemy Business, revenue of $120.6 million increased 19% year-over-year, including the negative impact of 2 percentage points from changes in FX rates year-over-year.
•Udemy Business Annual Recurring Revenue (ARR) increased 17% year-over-year to $492.6 million.
•Consumer segment revenue of $73.8 million decreased 4% year-over-year, including the negative impact of 3 percentage points from changes in FX rates.
•Cash, cash equivalents, restricted cash and marketable securities was $422.1 million at the end of the quarter.

Strategic Business Update
In order to capture the significant future market opportunity, Udemy is taking decisive actions to shift its strategic focus and resources toward the highest growth large enterprise opportunity which will deliver accelerated profitability. With this narrowed focus and emphasis on driving operational efficiency, Udemy expects to generate at least $25 million in annualized structural cost-savings and projects Adjusted EBITDA in the range of approximately $130 to $150 million for full year 2026.
Udemy announced the following strategic actions which will shift its focus to large enterprise customers:
•Reallocating resources upmarket toward enterprise companies with more than 1,000 employees;
•Increasing focus on penetrating existing large customer base;
•Continuing to grow strategic partnerships to strengthen global distribution capabilities; and
•Accelerating operational efficiency, including 1) reallocating resources into lower-cost geographies; 2) reducing organizational layers; and 3) optimizing the go-to-market organization to focus on our faster growing Udemy Business Large Customer cohort.

Business and Operational Highlights
•Added new, or expanded existing, relationships with Udemy Business customers globally, including Abunayyan Group (Saudi Arabia), Amazon, Inc. (U.S.), Crayola (U.S.), Devoteam (France), K Bank (S. Korea), Kokusai Electric (Japan), Logicalis International Ltd (UK), Miro (U.S), NTT Data UK Limited (UK), Seagate Technology (U.S.), Sharkmob AB (Sweden), Societe Generale (France), and Wayne County Community College District (U.S.).
•Appointed Rob Rosenthal as Chief Revenue Officer to lead Udemy Business. Rosenthal brings over 25 years of experience in the software industry, helping high-growth organizations, such as Adobe, Bloomreach, and SAP, accelerate revenues while scaling globally.
•Collaborated with Amazon Web Services (AWS) on a new generative artificial intelligence upskilling program for Udemy Business Leadership Academy. The program, “Unlocking GenAI Opportunities with AWS,” is a six-week cohort learning program designed to equip leaders across all industries with the generative AI tools and change management strategies they need to successfully develop talent and drive digital transformation within their organization.
•Launched a first-of-its-kind course led by senior executives at McLaren Racing, giving learners, motorsports fans, and business leaders an inside look into the workings of the renowned motorsports team and how they develop the skills required to foster high performance. The course, titled "Accelerating Excellence: Unleashing High-Performance Culture with McLaren Racing," addresses the multifaceted challenges of modern work environments and underscores the importance of fostering a culture of continuous improvement and inclusivity to drive business results and to retain and attract top talent.
•Achieved a major milestone of more than one billion cumulative course enrollments since inception.
•Expanded Udemy’s Badging and Certification preparation offering, making it available to all learners through its Personal Plan subscription.
•Introduced a new Vietnamese content catalog as the 15th language to be included in the Udemy Business International Collections with content from native language instructors.
•Bolstered the Udemy Business Pro offering with eight new labs and seven certification-aligned learning paths.
•Ranked highest overall in Ventana Research’s first-ever Buyers Guide for Learning Technologies. In addition, Udemy ranked in the top three spots across all nine categories.

Share Repurchase Program
Udemy returned capital to shareholders through its $150 million share repurchase program. During Q2, the Company spent approximately $35 million to buy back 3.8 million Udemy shares in the open market. Udemy has approximately $60 million remaining in its authorized share repurchase program budget.

Financial Outlook
Udemy provides guidance based on current market conditions and expectations. Actual results may differ materially. Please refer to the comments below regarding forward-looking statements.

The following table reflects Udemy’s financial outlook for its third quarter and full year ending December 31, 2024.

	Three Months Ending September 30, 2024	Year Ending December 31, 2024
Revenue	$191 to $194 million	$776 to $782 million
Adjusted EBITDA Margin[1]	200 to 300 basis points	250 to 350 basis points
Weighted Average Share Count, Basic[2]	152 million	154 million
Weighted Average Share Count, Diluted[2]	154 million	156 million
1. Udemy has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence.
2. Udemy’s outlook for weighted average share count, basic and diluted, excludes any impact from potential future repurchase activities under our share repurchase program.
The revenue guidance range above assumes historical changes in FX rates will have a negative two percentage point impact on third quarter year-over-year revenue growth and a negative two point impact on full year 2024 revenue growth. Udemy's revenue guidance assumes FX rates will remain unchanged from the end of the second quarter of 2024.

Webcast Information
Udemy will host a conference call and webcast at 2:00 p.m. PT / 5:00 p.m. ET today, Wednesday, July 31 to discuss its second quarter 2024 financial results and outlook. A link to the live webcast and recorded replay of the conference call will be available on the “Quarterly Results” section of Udemy’s Investor Relations website at https://investors.udemy.com/. The live call may also be accessed via telephone at (833) 630-1963 domestically and (412) 317-5702 internationally. The archived replay of the webcast will be available for approximately one year.

Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide useful information to investors and others in understanding and evaluating our operating results because our management team and board of directors use these non-GAAP financial measures for the purposes of assessing operating results and business planning. These non-GAAP financial measures also provide useful measures for period-to-period comparisons of our business by removing the effect of certain non-cash expenses and certain variable charges.
Adjusted EBITDA and Adjusted EBITDA Margin
We calculate Adjusted EBITDA as net loss determined in accordance with GAAP, excluding i) interest income; ii) interest expense; iii) provision for income taxes; iv) depreciation and amortization; v) other expense, net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency; vi) stock-based compensation expense; and vii) restructuring charges. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period. We have not reconciled our expectations for Adjusted EBITDA and Adjusted EBITDA Margin to net loss and net loss margin, respectively, the most directly comparable GAAP measures, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA and Adjusted EBITDA Margin is not available without unreasonable effort.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define non-GAAP net income (loss) as net loss, adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring charges.
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, basic. We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, diluted, which adjusts for the potentially dilutive effects of our employee equity incentive plans.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as gross profit, adjusted to exclude stock-based compensation expense and the amortization of acquired intangible assets. We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.
Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Key Business Metrics
Udemy Business customers
We count the total number of Udemy Business (“UB”) customers at the end of each period. To do so, we generally count unique customers using the concept of a domestic ultimate parent, defined as the highest business in the family tree that is in the same country as the contracted entity. In some cases, we deviate from this methodology, defining the contracted entity as a unique customer despite the existence of a domestic ultimate parent. This often occurs where the domestic ultimate parent is a financial owner, government entity, conglomerate, or acquisition target where we have contracted directly with the subsidiary. We define a UB customer as a customer who purchases Udemy via our direct sales force, reseller partnerships or through our self-service platform.
Udemy Business Annual Recurring Revenue
We disclose our UB ARR as a measure of our Enterprise revenue growth. ARR represents the annualized value of our UB customer contracts on the last day of a given period. Only revenue from closed UB contracts with active seats as of the last day of the period are included.
Udemy Business Net Dollar Retention Rate and Udemy Business Large Customer Net Dollar Retention Rate
We disclose UB Net Dollar Retention Rate, or UB NDRR, as a measure of revenue growth for all UB customers within our Enterprise segment, including UB Large Customers, which we define as companies with at least 1,000 employees. We calculate UB NDRR as the total ARR at the end of a trailing twelve-month period divided by the total ARR at the beginning of a trailing twelve-month period for the cohort of all UB customers active at the beginning of the trailing twelve-month period. We calculate UB Large Customer NDRR as the total UB Large Customer ARR at the end of a trailing twelve-month period divided by the total Large Customer ARR at the beginning of a trailing twelve-month period for the cohort of UB customers with at least 1,000 employees active at the beginning of the trailing twelve-month period. Total ARR and Large Customer ARR at the end of a trailing twelve-month period are calculated as ARR and Large Customer ARR, respectively, at the beginning of a trailing twelve-month period that are then adjusted for upsells, downsells, and churns for the same cohort of customers during that period. Large Customer ARR represents the annualized value of contracts for UB customers with active seats and having at least 1,000 employees on the last day of a given period.
Monthly average buyers
A buyer is a consumer who purchases a course or subscription through our direct-to-consumer offering. We first determine the number of monthly buyers by taking the total buyers of single courses during a given month plus the total active, paid consumer subscribers at any point in that month, adjusting for duplicate buyers that may be present in both totals. We then calculate monthly average buyers by taking an average of the monthly buyer totals over a particular period, such as a fiscal year. Our monthly average buyer count is not intended as a measure of active engagement, as not all buyers are active at any given time or over any given period.
Segment revenue and segment gross profit
Segment revenue represents the revenue recognized from our two segments, Enterprise (or Udemy Business), and Consumer. Segment gross profit is defined as segment revenue less segment cost of revenue, which include content costs, hosting and platform costs, customer support services, and payment processing fees that are allocable to each segment. Segment gross profit excludes amortization of capitalized software, amortization of intangible assets, depreciation, and stock-based compensation allocated to cost of revenue as our chief operating decision maker does not include the information in his measurement of the performance of the operating segments.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including the third quarter and full year 2024, and future periods; anticipated future expenses and investments; our business strategy and plans; the anticipated impact of Udemy’s strategic initiatives and operational efficiency initiatives, including the anticipated cost savings, as well as Udemy’s ability to successfully execute on these initiatives; market growth; and our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our publicly available filings with the Securities and Exchange Commission (“SEC”). All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.
About Udemy
Udemy (Nasdaq: UDMY) transforms lives through learning by ensuring everyone has access to the latest and most relevant skills. Through the Udemy Intelligent Skills Platform and a global community of diverse and knowledgeable instructors, millions of learners gain expertise in a wide range of technical and professional skills — from generative AI to leadership. The Udemy marketplace provides learners with thousands of up-to-date courses in dozens of languages, offering a variety of solutions to achieve their goals. Udemy Business empowers enterprises to offer on-demand learning for all employees, immersive learning for tech teams through Udemy Business Pro, and cohort learning for leaders through Udemy Business Leadership Academy. Udemy Business customers include FenderⓇ, Glassdoor, On24, The World Bank and Volkswagen. Udemy is headquartered in San Francisco with hubs in Austin and Denver, USA; Ankara and Istanbul, Türkiye; Dublin, Ireland; Melbourne, Australia; and Chennai, Gurugram and Mumbai, India.

Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$194,360	$178,240	$391,206	$354,670
Cost of revenue (1)(2)	73,244	75,938	149,526	152,639
Gross profit	121,116	102,302	241,680	202,031
Operating expenses (1)(2)
Sales and marketing	86,990	77,371	174,291	157,028
Research and development	32,408	29,635	63,631	60,522
General and administrative	27,264	22,623	52,033	48,957
Restructuring charges	—	135	—	10,263
Total operating expenses	146,662	129,764	289,955	276,770
Loss from operations	(25,546)	(27,462)	(48,275)	(74,739)
Other income (expense)
Interest income	5,195	4,894	10,923	9,216
Interest expense	(77)	50	(80)	(340)
Other expense, net	(10,584)	(2,161)	(10,892)	(2,303)
Total other income (expense), net	(5,466)	2,783	(49)	6,573
Net loss before taxes	(31,012)	(24,679)	(48,324)	(68,166)
Income tax provision	(802)	(1,056)	(1,829)	(2,113)
Net loss	$(31,814)	$(25,735)	$(50,153)	$(70,279)
Net loss per share
Basic and diluted	$(0.21)	$(0.17)	$(0.32)	$(0.48)
Weighted-average shares used in computing net loss per share
Basic and diluted	152,987,927	148,071,315	154,779,176	146,910,959

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$1,813	$1,749	$3,470	$3,342
Sales and marketing	7,664	8,099	15,005	15,376
Research and development	7,329	6,423	14,004	12,717
General and administrative	7,511	6,890	14,543	16,801
Restructuring charges	—	—	—	1,208
Total stock-based compensation expense	$24,317	$23,161	$47,022	$49,444
(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$725	$725	$1,450	$1,450
Sales and marketing	229	341	458	683
Total amortization of intangible assets	$954	$1,066	$1,908	$2,133

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$272,364	$305,564
Restricted cash, current	100	3,329
Marketable securities	148,559	171,372
Accounts receivable, net	82,078	92,555
Prepaid expenses and other current assets	19,922	20,924
Deferred contract costs, current	44,881	38,584
Total current assets	567,904	632,328
Property and equipment, net	3,842	4,439
Capitalized software, net	32,883	31,388
Operating lease right-of-use assets	12,742	5,691
Restricted cash, non-current	1,115	659
Deferred contract costs, non-current	33,585	35,790
Strategic investments	—	10,311
Intangible assets, net	3,314	5,223
Goodwill	12,646	12,646
Other assets	3,908	2,721
Total assets	$671,939	$741,196
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,670	$2,506
Accrued expenses and other current liabilities	34,830	27,778
Content costs payable	35,650	40,277
Accrued compensation and benefits	20,213	24,332
Operating lease liabilities, current	4,711	5,825
Deferred revenue, current	309,769	279,414
Total current liabilities	408,843	380,132
Operating lease liabilities, non-current	8,370	1,124
Deferred revenue, non-current	2,457	3,000
Other liabilities, non-current	15	48
Total liabilities	419,685	384,304

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	1,022,147	1,076,508
Accumulated other comprehensive income (loss)	(44)	80
Accumulated deficit	(769,851)	(719,698)
Total stockholders’ equity	252,254	356,892
Total liabilities and stockholders' equity	$671,939	$741,196

Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(50,153)	$(70,279)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,175	11,886
Amortization of deferred contract costs	28,642	21,829
Stock-based compensation	47,022	49,444
Allowance for credit losses	743	1,011
Accretion of marketable securities	(4,450)	(3,431)
Non-cash operating lease expense	2,732	3,012
Unrealized loss on strategic investments	10,311	1,793
Other	502	633
Changes in operating assets and liabilities:
Accounts receivable	9,732	16,524
Prepaid expenses and other assets	(545)	505
Deferred contract costs	(32,734)	(30,036)
Accounts payable, accrued expenses and other liabilities	2,937	(14,899)
Content costs payable	(4,627)	(206)
Operating lease liabilities	(3,539)	(3,436)
Deferred revenue	29,813	9,246
Net cash provided by (used in) operating activities	49,561	(6,404)
Cash flows from investing activities:
Purchases of marketable securities	(146,378)	(125,968)
Proceeds from maturities of marketable securities	173,550	139,000
Purchases of property and equipment	(554)	(243)
Capitalized software costs	(6,711)	(6,385)
Net cash provided by investing activities	19,907	6,404
Cash flows from financing activities:
Net proceeds from exercise of stock options	439	4,710
Proceeds from share purchases under employee stock purchase plan	4,533	4,757
Taxes paid related to net share settlement of equity awards	(19,815)	—
Repurchases of common stock	(90,577)	—
Net cash provided by (used in) financing activities	(105,420)	9,467

Effect of foreign exchange rates on cash flows	(21)	(25)

Net increase (decrease) in cash, cash equivalents and restricted cash	(35,973)	9,442
Cash, cash equivalents and restricted cash—Beginning of period	309,552	317,314
Cash, cash equivalents and restricted cash—End of period	$273,579	$326,756

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Gross profit	$121,116	$102,302	$241,680	$202,031
Stock-based compensation expense	1,813	1,749	3,470	3,342
Intangible asset amortization	725	725	1,450	1,450
Non-GAAP gross profit	$123,654	$104,776	$246,600	$206,823
Gross margin (1)	62%	57%	62%	57%
Non-GAAP gross margin (2)	64%	59%	63%	58%
(1)        We calculate gross margin as gross profit divided by revenue for the same period.
(2)        We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(31,814)	$(25,735)	$(50,153)	$(70,279)
Stock-based compensation expense	24,317	23,161	47,022	48,236
Intangible asset amortization	954	1,066	1,908	2,133
Restructuring charges	—	135	—	10,263
Non-GAAP net loss	$(6,543)	$(1,373)	$(1,223)	$(9,647)

Weighted-average shares used in computing net loss per share, basic and diluted	152,987,927	148,071,315	154,779,176	146,910,959

Net loss per share, basic and diluted	$(0.21)	$(0.17)	$(0.32)	$(0.48)
Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.01)	$(0.01)	$(0.07)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(31,814)	$(25,735)	$(50,153)	$(70,279)
Adjusted to exclude the following:
Interest income	(5,195)	(4,894)	(10,923)	(9,216)
Interest expense	77	(50)	80	340
Income tax provision	802	1,056	1,829	2,113
Depreciation and amortization	6,692	6,100	13,175	11,886
Stock-based compensation expense	24,317	23,161	47,022	48,236
Other expense, net	10,584	2,161	10,892	2,303
Restructuring charges	—	135	—	10,263
Adjusted EBITDA	$5,463	$1,934	$11,922	$(4,354)
Net loss margin (3)	(16)%	(14)%	(13)%	(20)%
Adjusted EBITDA margin (4)	3%	1%	3%	(1)%
(3)        We calculate net loss margin as net loss divided by revenue for the same period.
(4)        We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue for the same period.

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media Contact
Abby Welch
Senior Director, Corporate Communications
abby.welch@udemy.com